  Exhibit 99.1

Inuvo Prices $8.0 Million Common Stock Offering

LITTLE ROCK, AR., January 14, 2021 (GLOBE NEWSWIRE) --  Inuvo, Inc. (NYSE American: INUV), a leading provider of marketing technology, powered by artificial intelligence that serves brands and agencies, today announced it has entered into a securities purchase agreement with institutional investors for the purchase and sale of 13,333,334 shares of its common stock, par value $0.001 per share, at a price of $0.60 per share, pursuant to a registered direct offering. The gross proceeds of the offering are expected to be $8.0 million before deducting fees and other estimated offering expenses. The closing of the registered direct offering is expected to take place on or about January 19, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-239147) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by Inuvo with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, New York 10022 or by email at prospectus@allianceg.com.

About Inuvo
Inuvo®, Inc. (NYSE American: INUV) is a market leader in artificial intelligence, aligning and delivering consumer-oriented product & brand messaging strategies online based on powerful, anonymous and proprietary consumer intent data for agencies, advertisers and partners. To learn more, visit www.inuvo.com.

Safe Harbor / Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about the expected closing of the offering; anticipated gross proceeds from the offering; and other risks and uncertainties detailed in Inuvo, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Inuvo’s subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020, and September 30, 2020 and our other filings with the SEC. Additionally, forward looking statements are subject to certain risks, trends, and uncertainties including the continued impact of Covid-19 on Inuvo’s business and operations. Inuvo cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com